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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-192067) pertaining to The Container Store Group, Inc. 2013 Incentive Award Plan and

(2)
Registration Statement (Form S-8 No. 333-193255) pertaining to The Container Store Group, Inc. 2012 Stock Option Plan

of our report dated June 1, 2017, with respect to the consolidated balance sheets of The Container Store Group, Inc. (the Company) as of April 1, 2017 and February 27, 2016, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the year ended April 1, 2017, each of the years in the two-year period ended February 27, 2016, the related consolidated statements of operations, comprehensive income and cash flows for the five week transition period ended April 2, 2016 and schedule of The Container Store Group, Inc. included in this Annual Report (Form 10-K) of The Container Store Group, Inc. for the year ended April 1, 2017.

/s/ Ernst and Young LLP
Dallas, Texas
June 1, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm